Exhibit 10.1

Strictly Confidential

Share Placement Term Sheet

This Term Sheet is provided for your information only on a strictly private and confidential basis and as the key terms of the proposed subscription of share placement to be issued by AGBA Group Holding Limited (“AGBA”) (the “Subscription”).

A. Issuer	AGBA Group Holding Limited (Nasdaq: AGBA)
B. Instrument	AGBA shares private placement with accompanying warrants
C. Subscription Amount	US$_________
D. Issue Price	US$0.70 per ordinary share
E. Shares	___________ ordinary shares of AGBA (the “AGBA Shares”)
F. Warrant Coverage	The subscriber (the “Subscriber”) will receive one warrant (the “Warrant”) for every five AGBA shares subscribed. Each one warrant is exercisable into one ordinary share at an exercise price at US$1.00 per share.
G. Closing

The Subscriber shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount, and the Company shall deliver to the Purchaser its AGBA Shares and Warrant at closing.

Bank Account Name: ______________

Bank Name: ______________

Bank Address: ______________

Bank Code: ______________

Swift Code: ______________

Bank Account Number: ______________

Currency: USD

H. Warrant Exercise period

The Investor shall have the right to exercise the Warrant in full or in part into the ordinary shares of the Issuer with following terms:

1.      Eligible to exercise six months after the date of share private placement with minimum US$500,000 for each exercise;

2.     The Issuer shall issue the ordinary shares to the Investor within seven working days upon receiving the exercise notice; and

3.     The warrant will be exercisable for 5 years after the exercise date.

I. Governing Law and Jurisdiction	This Term Sheet shall be governed by New York law. Any dispute arising out of or relating to this Term Sheet shall be finally settled by arbitration under the UNCITRAL Rules of Arbitration and administered by the Hong Kong International Arbitration Center. The seat of the arbitration shall be Hong Kong. Arbitration language shall be in English and Mandarin.
J. Binding Effect	The provisions of this term sheet shall be binding obligations of the parties, enforceable in accordance with their terms.

Strictly Confidential

AGBA GROUP HOLDING LIMITED			[INVESTOR]

By:			By:
	Name:			Name:
	Title:	Acting Group Chief Financial Officer		Title: